UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 13, 2006 (July 10, 2006)
DSW Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

4150 E. Fifth Avenue, Columbus, Ohio		43219

(Address of principal executive offices)		(Zip Code)
(614) 237-7100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
Signature
EX-10.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On July 10, 2006, DSW Inc. (the “Company”) named Harris Mustafa as Executive Vice President, Supply Chain and Merchandise Planning and Allocation of the Company. Pursuant to the terms of his employment agreement with the Company, dated July 13, 2006 (the “Employment Agreement”), Mr. Mustafa will receive an annual base salary of $465,000. The Company also agreed to pay a signing bonus of $75,000 to Mr. Mustafa. Mr. Mustafa will also be eligible to receive a cash incentive bonus under the Company’s Incentive Compensation Plan. The Company intends to provide Mr. Mustafa with an annual cash bonus of 50% of his base salary based on his achievement of incentive goals in the Company’s Incentive Compensation Plan, up to a maximum of 100% of his base salary. Mr. Mustafa will also receive, subject to certain conditions set forth in the Employment Agreement, (i) options to purchase 30,000 shares of the Company’s Class A common stock at an exercise price equal to the closing price of the Company’s common stock on the date such grant, subject to a 5-year vesting period and (ii) 5,500 restricted stock units with cliff vesting of 100% as of July 10, 2010. The Company will also provide Mr. Mustafa with a comprehensive relocation package and an after-tax perquisite allowance of $21,000 per year. In the event that Mr. Mustafa’s employment is terminated involuntarily by the Company without cause (as such term is defined in the Employment Agreement), (i) the Company will continue to pay Mr. Mustafa’s base salary at the rate then in effect for a period of 12 months, provided that Mr. Mustafa promptly and reasonably pursues new employment, (ii) the Company will reimburse Mr. Mustafa for COBRA costs for up to 12 months, subject to certain conditions, (iii) the Company will pay to Mr. Mustafa the pro rata share of any cash incentive bonus that he would have received had he not been terminated, and (iv) Mr. Mustafa may exercise any outstanding stock options which are vested on the date of his termination and those stock options that would have vested during the one year following his termination. In the event that Mr. Mustafa becomes employed as an employee or a consultant during the 12 month period following his involuntary termination by the Company, Mr. Mustafa’s base salary to be paid by the Company will be reduced to 50% of the base salary amount for the remainder of the 12 month salary continuation period. The foregoing summary is qualified in its entirety by reference to the full and complete terms of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference into this Item 1.01
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated July 13, 2006, between DSW Inc. and Harris Mustafa.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSW Inc.

By:	/s/ Douglas J. Probst
Douglas J. Probst
Executive Vice President, Chief Financial Officer and Treasurer

Date: July 13, 2006